EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tenax Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	21,192,054(3)	$0.6629	$14,048,212.60	0.0000927	$1,302.27

Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—
	Total Offering Amounts					$14,048,212.60		$1,302.27
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$0
	Net Fee Due							$1,302.27

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Tenax Therapeutics, Inc. (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on May 20, 2022.

(3)

Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholder pursuant to the prospectus to which this exhibit is attached. Consists of 10,596,027 shares of Common Stock issuable upon the exercise of Series E warrants of the Registrant and 10,596,027 shares of Common Stock issuable upon the exercise of pre-funded warrants of the Registrant.